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                                                                    EXHIBIT 23.4

                          CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement of Charter One Financial, Inc. and St. Paul Bancorp, Inc. that is referred to and made a part of the Prospectus and Registration Statement (Form S-4) of Charter One Financial, Inc. for the registration of 43,973,909 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 1999, with respect to the consolidated financial statements of St. Paul Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     Ernst & Young LLP

Chicago, Illinois
August 10, 1999